                                                                    EXHIBIT 4(j)
                      MERRILL LYNCH LIFE INSURANCE COMPANY

                                   ENDORSEMENT

The Contract and any previous endorsements are amended as follows:

SECTION 1.2

      Replace the last sentence of the second paragraph with the following:
      A new Owner's age must be less than the Maximum Owner Age shown in the Contract Schedule.


      Replace the third sentence of the third paragraph with the following:


      The age of the oldest Co-owner must be less than the Maximum Owner Age shown in the Contract Schedule.


SECTION 1.3
      Replace the last sentence with the following:


      The Annuitant's age at issue or when a new Annuitant is named must be less than the Maximum Annuitant Age shown in the Contract Schedule.


SECTION 4.4
      Replace the first paragraph with the following:


      CONTINGENT DEFERRED SALES CHARGE: A charge will be made for withdrawals from Variable Account A prior to the Annuity Date. The contingent deferred sales charge is calculated separately for each Premium. Withdrawals from Variable Account A made in a Contract Year up to the number shown in the Contract Schedule are made under Section 6.2. For other withdrawals, Premium payments are withdrawn on a "first-in, first-out" (FIFO) basis, and all Premiums are withdrawn before earnings are withdrawn.


SECTION 6.2
      Replace with the following:


      6.2.1 WITHDRAWALS FROM VARIABLE ACCOUNT A: The contingent deferred sales charge described in Section 4.4 will not be applied to that portion of lump-sum withdrawals from Variable Account A made in any Contract Year up to the number shown in the Contract Schedule which do not exceed the greater of (a) or (b) where:


              (a) is 10% of total Premiums paid into Variable Account A that are subject to a contingent deferred sales charge determined as of the date of the request less any prior amount withdrawn from Variable Account A in the Contract Year and any prior amount transferred from Variable Account A to Variable Account B in the Contract Year and

              (b) is your gain in Variable Account A, as defined in Section 5.1, plus Premiums allocated to Variable Account A that are not subject to a contingent deferred sales charge.


              These withdrawals from Variable Account A in any Contract Year will be effected as if gain is withdrawn first, followed by Premium on a "first-in, first-out" (FIFO) basis. The Contract Value remaining must be at least $2,000. Each withdrawal shall count as one of the six permitted under Section 6.1.

      6.2.2 SYSTEMATIC WITHDRAWALS FROM VARIABLE ACCOUNT A: You may make systematic withdrawals on a monthly, quarterly, semi-annual or annual basis of up to 10% of the total Premiums paid into Variable Account A less any prior amounts withdrawn from Variable


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              Account A in the Contract Year and any prior amount transferred from Variable Account A to Variable Account B in the Contract
              Year.

              These withdrawals are in addition to the lump-sum withdrawals permitted under Section 6.2.1 and the one lump-sum transfer to Variable Account B permitted under Section 5.1. In a Contract Year you can elect to make either automatic transfers to Variable Account B under Section 5.1 or systematic withdrawals under this provision. You cannot use both programs in the same Contract Year.

              Systematic withdrawals are not subject to a contingent deferred sales charge except to the extent that, when added to prior lump-sum withdrawals from Variable Account A and prior lump-sum transfers made to Variable Account B in the same Contract Year, the systematic withdrawals exceed the amount which can be withdrawn without a contingent deferred sales charge as described in Section 6.2.1.


              You may stop systematic withdrawals at any time upon notice to us. Once withdrawals are stopped you cannot begin them again before the next Contract Year. Amounts available for withdrawal cannot be carried over to subsequent Contract Years.

SECTION 7.1.2
      Add the following sentences:
      If the death benefit which would have been paid to the surviving spouse is greater than the Contract Value as of the date we determine the death benefit, we will increase the Contract Value of the continued Contract to equal the death benefit we would have paid to the surviving spouse. The increase will be applied to each subaccount based on the ratio of your Contract Value in each subaccount to your Contract Value.

SECTION 8.1
      Replace the first sentence with the following:
      The Annuity Date may not be later than the date the Annuitant would reach the Maximum Annuitant Age shown in the Contract Schedule.

This endorsement controls over any contrary provisions of the Contract or previous endorsements.

                                           MERRILL LYNCH LIFE INSURANCE COMPANY

                                           BY:  (SIGNATURE OF BARRY G. SKOLNICK)
                                                --------------------------------
                                                           SECRETARY


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                               CONTRACT SCHEDULE


MERRILL LYNCH LIFE INSURANCE COMPANY                    Contract Number:        M999999999
Service Center:                                         Date of Issue:          April 11, 2000
P.O. Box 44222                                          Current Date:           April 13, 2000
Jacksonville, FL  32231-4222
1-800-535-5549
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OWNER INFORMATION                                       ANNUITANT INFORMATION
-----------------------------------------------------------------------------------------------
Owner Name:  JOHN DOE                                   Annuitant:  JOHN DOE

Owner Age:  35      Max. Owner Age:  90                 Age:  35        Sex:  M
Co-Owner Name:  JANE DOE                                Co-Annuitant:   JANE DOE

Address:  SUITE 1234                                    Age:  35        Sex:  F
          123 MAPLE STREET                              Annuity Date:   September 1, 2010
          ANYTOWN  US  12345-1234


                                                        Max. Annuitant Age:  90


Owner's Beneficiary:    SURVIVING SPOUSE








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CONTRACT INFORMATION
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Contract Type:  FLEXIBLE PREMIUM INDIVIDUAL VARIABLE ANNUITY
Variable Accounts Expense and Mortality Risk Charges:           Variable Account A      1.25%
                                                                Variable Account B      0.65%

Variable Account A Administration Charge:  0.10%
Initial Premium:  $100,000.00
Premium Allocation:
SEPARATE ACCOUNT A                     Premium:  $50,000.00
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
 {100 % cents                          100 % cents                         100 % cents}
                                       100 % TOTAL
SEPARATE ACCOUNT B                     Premium:  $50,000.00               {100 % ML Reserve Assets}

Number of Lump-Sum Withdrawals from Variable Account A:  6 each Contract year
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Financial Consultant:  JOE BROKER

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